[SYMBION LOGO]
--------------
  HEALTHCARE


CONTACT:
Kenneth C. Mitchell
Senior Vice President and Chief Financial Officer
615-234-5904

                 SYMBION, INC. ANNOUNCES SECOND QUARTER RESULTS

NASHVILLE, TENNESSEE (JULY 29, 2004) -- Symbion, Inc. (NASDAQ/NM:SMBI), an owner and operator of surgery centers, announced today results for the second quarter and six months ended June 30, 2004.

For the second quarter ended June 30, 2004, revenues increased 20% to $52.7 million compared with $44.1 million for the second quarter ended June 30, 2003. Net income for the second quarter of 2004 was $3.6 million, or $0.17 per diluted share, compared with $4.0 million, or $0.32 per diluted share, for the second quarter of 2003. Weighted average shares for the second quarter of 2004 includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. The results for the second quarter of 2004 also include the impact of a 38.5% income tax rate as compared with a 7.4% tax rate for the second quarter of 2003. Assuming a 38.5% income tax rate for both periods, net income for the second quarter of 2004 represents a 35% increase over the fully taxed adjusted net income of $2.7 million for the second quarter of 2003. EBITDA less minority interests increased 19% to $9.3 million for the second quarter of 2004 compared with $7.8 million for the second quarter of 2003. Same store net patient service revenue for the second quarter of 2004 increased 6.5% compared with the same period in 2003.

At June 30, 2004, the Company's outstanding indebtedness was approximately $21.1 million with a ratio of debt to total capitalization of 8%.

Commenting on the second quarter results, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "We continue to benefit from solid operating performance in our markets coupled with a company-wide emphasis on fiscal discipline. We are pleased with the results of the second quarter and the strong momentum we have achieved in the first half of the year. The Company continues to be positioned quite well to achieve its objectives for the remainder of the year. We are excited and confident about our future."

For the six months ended June 30, 2004, revenues increased 22% to $104.7 million compared with $85.5 million for the first half of 2003. Net income for the first half of 2004 was $6.2 million, or $0.32 per diluted share, compared with $8.4 million, or $0.66 per diluted share, for the first half of 2003. Weighted average shares for first half of 2004 includes 8,280,000 shares issued February 11, 2004, related to the Company's initial public offering. In addition, results for the first half of 2004 include the impact of higher interest expense from the Company's senior subordinated notes issued to refinance outstanding indebtedness during the third quarter of 2003. The Company paid off its senior subordinated notes in March 2004 prior to maturity with proceeds from its initial public offering completed in February 2004. As a result of this prepayment, the Company recorded an after-tax charge of $448,000, or $0.02 per diluted share. The results for the first half of 2004 also include the impact of a 38.5% income tax rate as compared with a 5.7% tax rate for the first half of 2003. Assuming a 38.5% income tax rate for both periods and excluding the prepayment charge incurred in the first quarter of 2004, net income for the first half of 2004 reflects a 21% increase over the fully taxed adjusted net income of $5.5 million for the first half of 2003. EBITDA less minority interests increased 21% to $18.8 million for the first half of 2004 compared with $15.5 million for the same period in 2003. Same store net patient service revenue for the first half of 2004 increased 8.5% compared with the same period in 2003.

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

SMBI Announces Second Quarter Results
Page 2
July 29, 2004

The Company also announced the signing of an agreement to manage the DeSoto Surgery Center, an affiliate of Baptist Memorial Health Services, Inc. (BHS) in Memphis, Tennessee, increasing to seven the number of centers that Symbion manages on behalf of BHS. In addition, the Company acquired a 90% ownership interest in a physician practice-based surgical facility and associated Certificate of Need. Symbion plans to develop this Savannah, Georgia-based facility through syndication, renovation and expansion. The Company expects the project, which will have two operating rooms, to be fully operational in the first half of 2005.

Mr. Francis continued, "We continue to focus on enhancements and expansion of services in our markets. From a development perspective, we are pleased with our year-to-date results, have a very robust pipeline and remain confident of achieving our guidance of adding two to three acquisitions and three to four de novos during calendar year 2004."

The live broadcast of Symbion's second quarter conference call will begin at 11:00 a.m. Eastern Time on July 30, 2004. An online replay of the call will be available for 30 days following the conclusion of the live broadcast. A link for these events can be found on the Company's website at www.symbion.com or at www.fulldisclosure.com.

Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of surgery centers in 20 states. The Company's surgery centers provide non-emergency surgical procedures across many specialties.

This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that they believe may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations; (vii) risks related to the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to laws governing the corporate practice of medicine that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's ability to incur significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in those states; (xii) the Company's dependence on its senior management; (xiii) the Company's ability to enhance operating efficiencies at its surgery centers; and
(xiv) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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

SMBI Announces Second Quarter Results
Page 3
July 29, 2004

                                  SYMBION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               THREE MONTHS ENDED           SIX MONTHS ENDED
                                                     JUNE 30,                     JUNE 30,
                                            -------------------------  -----------------------------
                                               2004           2003           2004           2003
                                            ----------     ----------     ----------     ----------
Revenues                                    $   52,727     $   44,053     $  104,674     $   85,508
Operating expenses:
    Salaries and benefits                       13,738         11,326         27,319         22,228
    Supplies                                    10,563          8,590         20,846         16,209
    Professional and medical fees                2,708          2,362          5,306          4,487
    Rent and lease expense                       3,282          2,665          6,439          5,326
    Other operating expenses                     4,556          3,519          8,926          6,802
                                            ----------     ----------     ----------     ----------
         Cost of revenues                       34,847         28,462         68,836         55,052
    General and administrative expense           4,633          4,178          9,177          8,089
    Depreciation and amortization                2,746          2,273          5,458          4,512
    Provision for doubtful accounts                832            670          1,529          1,070
    Income on equity investments                  (366)           (55)          (487)          (158)
    Impairment and loss on disposal
      of long-lived assets                          --             --             16             --
    Gain on sale of long-lived assets              (77)            --           (157)            --
                                            ----------     ----------     ----------     ----------
         Total operating expenses               42,615         35,528         84,372         68,565
                                            ----------     ----------     ----------     ----------
Operating income                                10,112          8,525         20,302         16,943
    Minority interests in income
      of consolidated subsidiaries              (3,538)        (3,036)        (6,958)        (5,930)
    Interest expense, net                         (696)        (1,138)        (3,273)        (2,097)
                                            ----------     ----------     ----------     ----------
Income before income taxes                       5,878          4,351         10,071          8,916
Provision for income taxes                       2,263            320          3,877            504
                                            ----------     ----------     ----------     ----------
Net income                                  $    3,615     $    4,031     $    6,194     $    8,412
                                            ==========     ==========     ==========     ==========

Net income per share:
    Basic                                   $     0.17     $     0.38     $     0.34     $     0.80
                                            ==========     ==========     ==========     ==========
    Diluted                                 $     0.17     $     0.32     $     0.32     $     0.66
                                            ==========     ==========     ==========     ==========

Weighted average number of common shares
 outstanding and common equivalent
    shares:
    Basic                                       20,822         10,537         18,479         10,523
    Diluted                                     21,401         12,653         19,397         12,677


                                     -MORE-

SMBI Announces Second Quarter Results
Page 4
July 29, 2004


                                  SYMBION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                  JUNE 30,     DEC. 31,
                                                                   2004          2003
                                                                ----------    ----------
                                                                (unaudited)   (audited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                    $   20,837    $   17,658
   Accounts receivable, less allowance for doubtful accounts        21,845        21,991
   Inventories                                                       5,569         5,371
   Prepaid expenses and other current assets                         4,513         4,062
                                                                ----------    ----------
      Total current assets                                          52,764        49,082
Property and equipment, net of accumulated depreciation             61,979        62,714
Goodwill                                                           151,899       116,654
Other intangible assets, net                                           986         1,022
Investments in and advances to affiliates                           20,128        13,778
Other assets                                                         3,493         9,534
                                                                ----------    ----------

Total assets                                                    $  291,249    $  252,784
                                                                ==========    ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                             $    4,826    $    3,800
   Accrued payroll and benefits                                      6,052         6,533
   Other accrued expenses                                            7,128         9,139
   Current maturities of long-term debt                              2,234         3,631
                                                                ----------    ----------
      Total current liabilities                                     20,240        23,103
Long-term debt, less current maturities                             18,906       101,037
Other liabilities                                                    5,459         4,609
Convertible debentures                                                  --         3,071
Minority interests                                                  17,375        16,949
Total stockholders' equity                                         229,269       104,015
                                                                ----------    ----------

Total liabilities and stockholders' equity                      $  291,249    $  252,784
                                                                ==========    ==========

SMBI Announces Second Quarter Results
Page 5
July 29, 2004

                                  SYMBION, INC.
                           SUPPLEMENTAL OPERATING DATA
           (DOLLARS IN THOUSANDS, EXCEPT PER CASE AND PER SHARE DATA)

                                                           THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                JUNE 30,                      JUNE 30,
                                                       --------------------------     --------------------------
                                                          2004            2003           2004           2003
                                                       ----------      ----------     ----------      ----------
SAME STORE STATISTICS:
Cases                                                      37,433          35,170         73,294          68,379
Cases percentage growth                                       6.4%            N/A            7.2%            N/A
Net patient service revenue per case                   $    1,206      $    1,206     $    1,191      $    1,177
Net patient service revenue
    per case percentage growth                                  -%            N/A            1.2%            N/A
Number of same store surgery centers                           29             N/A             28             N/A

CONSOLIDATED STATISTICS:
Cases                                                      43,291          33,627         86,171          66,214
Cases percentage growth                                      28.7%            N/A           30.1%            N/A
Net patient service revenue per case                   $    1,138      $    1,178     $    1,134      $    1,159
Net patient service revenue
    per case percentage growth                               (3.4%)           N/A           (2.2%)           N/A
Number of surgery centers operated
    as of end of period (1)                                    45              35             45              35
Number of states in which the Company
    operates surgery centers                                   20              15             20              15

REVENUES:
Net patient service revenues                           $   49,276      $   39,640     $   97,741      $   76,762
Physician service revenues                                  1,000             922          2,004           1,782
Other service revenues                                      2,451           3,491          4,929           6,964
                                                       ----------      ----------     ----------      ----------
Total revenues                                         $   52,727      $   44,053     $  104,674      $   85,508
                                                       ==========      ==========     ==========      ==========

CASH FLOW INFORMATION:
Net cash provided by operating activities              $    9,065      $    7,579     $   12,207      $   11,832
Net cash used in investing activities                      (8,685)         (5,563)       (42,092)         (8,606)
Net cash provided by (used in) financing activities           208          (1,751)        33,064          (2,599)

OTHER INFORMATION:
Adjusted net income (2)                                $    3,615      $    2,676     $    6,642      $    5,483
Adjusted net income per diluted share (2)                    0.17            0.21           0.34            0.43
EBITDA less minority interests (3)                          9,320           7,762         18,802          15,525

(1) Includes surgery centers that the Company manages but in which it does not have an ownership interest.

(2) Adjusted net income and adjusted net income per share are not measurements of financial performance or liquidity under generally accepted accounting principles. Adjusted net income reflects an income tax rate of 38.5% for the periods ending June 30, 2003 and 2004 and excludes the prepayment charge incurred in the first quarter of 2004. The Company believes that adjusted net income and adjusted net income per diluted share provide better measures of the Company's ongoing performance and provide more useful period-to-period comparisons to investors because they exclude items not related to the Company's core business operations. These measurements should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities or any other measure calculated in accordance with generally accepted accounting principles. The Company's calculation of adjusted net income and adjusted net income per diluted share may not be comparable to similarly titled measures reported by other companies.

                                     -MORE-

SMBI Announces Second Quarter Results
Page 6
July 29, 2004


                                  SYMBION, INC.
                     SUPPLEMENTAL OPERATING DATA (CONTINUED)

       The following table reconciles adjusted net income to net income:

                                                         THREE MONTHS ENDED            SIX MONTHS ENDED
(in thousands, except per share amounts)                       JUNE 30,                     JUNE 30,
                                                      -------------------------     -------------------------
                                                         2004           2003           2004          2003
                                                      ----------     ----------     ----------     ----------
Net income                                            $    3,615     $    4,031     $    6,194     $    8,412
Provision for income taxes                                 2,263            320          3,877            504
                                                      ----------     ----------     ----------     ----------
Income before income taxes                                 5,878          4,351         10,071          8,916
Plus prepayment charge                                        --             --            778             --
                                                      ----------     ----------     ----------     ----------
Adjusted income before income taxes                        5,878          4,351         10,849          8,916
Provision for income taxes at 38.5%                       (2,263)        (1,675)        (4,207)        (3,433)
                                                      ----------     ----------     ----------     ----------
Adjusted net income                                   $    3,615     $    2,676     $    6,642     $    5,483
                                                      ==========     ==========     ==========     ==========
Net income per diluted share                          $     0.17     $     0.32     $     0.32     $     0.66
                                                      ==========     ==========     ==========     ==========
Adjusted net income per diluted share                 $     0.17     $     0.21     $     0.34     $     0.43
                                                      ==========     ==========     ==========     ==========
Diluted weighted average number of common
   shares outstanding and common equivalent shares        21,401         12,653         19,397         12,677

(3) When the term "EBITDA" is used, it refers to operating income plus depreciation and amortization. "EBITDA less minority interests" represents the Company's portion of EBITDA, after subtracting the interests of third parties that own interests in surgery centers that the Company consolidates for financial reporting purposes. The Company's operating strategy involves sharing ownership of its surgery centers with physicians, physician groups and hospitals, and these third parties own an interest in all but two of the Company's centers. The Company believes that it is preferable to present EBITDA less minority interests because it excludes the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company's portion of EBITDA generated by its surgery centers and other operations.

     The Company uses EBITDA and EBITDA less minority interests as measures of liquidity. The Company has included them because it believes that they provide investors with additional information about the Company's ability to incur and service debt and make capital expenditures. The Company also uses EBITDA, with some variation in the calculation, to determine compliance with some of the covenants under the Company's senior credit facility, as well as to determine the interest rate and commitment fee payable under the senior credit facility. EBITDA and EBITDA less minority interests are not measurements of financial performance or liquidity under generally accepted accounting principles. They should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles. The items excluded from EBITDA and EBITDA less minority interests are significant components in understanding and evaluating financial performance and liquidity. The Company's calculation of EBITDA and EBITDA less minority interests may not be comparable to similarly titled measures reported by other companies.

     The following table reconciles EBITDA and EBITDA less minority interests to net cash provided by operating activities:

                                                             THREE MONTHS ENDED           SIX MONTHS ENDED
     (in thousands)                                               JUNE 30,                     JUNE 30,
                                                         -------------------------     -------------------------
                                                            2004           2003           2004           2003
                                                         ----------     ----------     ----------     ----------
EBITDA                                                   $   12,858     $   10,798     $   25,760     $   21,455
 Minority interests in income
    of consolidated subsidiaries                             (3,538)        (3,036)        (6,958)        (5,930)
                                                         ----------     ----------     ----------     ----------
EBITDA less minority interests                                9,320          7,762         18,802         15,525
 Depreciation and amortization                               (2,746)        (2,273)        (5,458)        (4,512)
 Interest expense, net                                         (696)        (1,138)        (3,273)        (2,097)
 Income taxes                                                (2,263)          (320)        (3,877)          (504)
                                                         ----------     ----------     ----------     ----------
Net income                                                    3,615          4,031          6,194          8,412
 Depreciation and amortization                                2,746          2,273          5,458          4,512
 Impairment and loss on disposal of long-lived assets            --             --             16             --
 Gain on sale of long-lived assets                              (77)            --           (157)            --
 Minority interests in income
    of consolidated subsidiaries                              3,538          3,036          6,958          5,930
 Income taxes                                                 2,263            320          3,877            504
 Distributions to minority partners                          (3,905)        (2,241)        (6,909)        (4,505)
 Income on equity investments                                  (366)           (55)          (487)          (158)
 Provision for doubtful accounts                                832            670          1,529          1,070
 Changes in operating assets and liabilities, net
    of effects of acquisitions and dispositions:
      Accounts receivable                                      (771)          (729)        (1,102)          (829)
      Other assets                                              166           (606)        (1,024)        (2,018)
      Other liabilities                                       1,024            880         (2,146)        (1,086)
                                                         ----------     ----------     ----------     ----------
Net cash provided by operating activities                $    9,065     $    7,579     $   12,207     $   11,832
                                                         ==========     ==========     ==========     ==========

                                     -END-